                                                                   EXHIBIT 10.15

     Receivables Transfer Agreement, dated as of November 24, 1997 (this "Agreement"), between CONSUMER PORTFOLIO SERVICES, INC. (the "Company"), a
 ---------                                                    -------
California corporation, and CPS WAREHOUSE CORP., a Delaware corporation ("CWC").
                                                                          ---

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, CWC is an Affiliate of the Company;

     WHEREAS, CWC has been formed for the sole purpose of purchasing, and acquiring by capital contribution, and financing such purchases by borrowing funds from Variable Funding Capital Corporation ("VFCC") and granting to the
                                                   ----
Lenders (as defined in the within-mentioned Funding Agreement) a security interest in, certain Receivables originated by the Company; and

     WHEREAS, the Company intends to sell, or otherwise contribute, and CWC intends to purchase, or otherwise have contributed to it, such Receivables, from time to time, as described herein;

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Definitions and Conventions.  Unless otherwise defined
                    ---------------------------
herein, all capitalized terms shall have the meanings set forth in the Funding Agreement. In addition, the following terms shall have the following meanings:

     "Accumulated Funding Deficiency" shall have the meaning provided in Section
      ------------------------------
412 of the Code and Section 302 of ERISA, whether or not waived.

     "Agreement" means this Receivables Transfer Agreement between the Company
      ---------
and CWC.

     "Allocation Formula" has the meaning set forth the Consent of General
      ------------------
Electric Capital Corporation and Redwood Receivables Corporation dated as of November 24, 1997.

     "Annual Percentage Rate"  The annual rate of interest applicable to each
      ----------------------
Contract, as disclosed therein.

     "Assignment" has the meaning specified in Section 2.01(a).
      ----------

     "Code" means the Internal Revenue Code of 1986, including, unless the
      ----
context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Commonly Controlled Entity" means the Company and any entity, whether or
      --------------------------
not incorporated, affiliated with the Company pursuant to Section 414(b), (c),
(m) or (o) of the Code.

     "Company" means Consumer Portfolio Services, Inc., as the transferor and
      -------
seller of Receivables under this Agreement.

     "Contributed Receivable" has the meaning specified in Section 2.01(b).
      ----------------------

     "CWC" means CPS Warehouse Corp., as the purchaser and transferee of
      ---
Receivables under this Agreement.

     "CWC Secured Obligations" means all obligations of every nature of CWC
      -----------------------
(other than to the Company or Servicer), now or hereafter existing, under the Funding Agreement and any promissory note or other document or instrument delivered pursuant to such documents, and all amendments, extensions or renewals thereof, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from VFCC, the Deal Agent or the Collateral Agent as a preference, fraudulent transfer or otherwise.

     "Disposition Participant" means with respect to a Disposition, the trustee,
      -----------------------
custodian, the rating agencies, the underwriter, the placement agent, the credit enhancer, whole-loan purchaser, purchaser of securities and/or any other party necessary or, in the good faith belief of any of the foregoing, desirable to effect a Disposition.

     "Eligible Originator" has the meaning set forth in the Funding Agreement.
      -------------------

     "Eligible Receivable" means each Receivable pursuant to a Contract
      -------------------
delivered by the Company to or at the direction of CWC which is listed on a Request Notice delivered to CWC at the same time, and which satisfies each of the following requirements:

          (a) All of the representations and warranties in Section 4.01 are true with respect to, and all conditions precedent in Section 3.02 have been and continue to be met with respect to, the Contract, Financed Vehicle, Obligor, Required Obligor Insurance, and Optional Obligor Insurance.

          (b) The first Scheduled Payment is due within forty-five (45) days after the date of the Contract and the Contract Date is within five (5) days of the delivery of the Financed Vehicle.

          (c) The Contract has a fixed APR and the Finance Charge was computed using a fixed rate.

          (d) The initial term of the Contract does not exceed sixty (60) months and the Schedule of Payments has equal monthly payments except for the final payment which must be within 5% of the other equal payments, the payment obligation is in Dollars, and at the time the Contract as delivered to the Custodian, there were at least twenty (20) remaining Scheduled Payments.

          (e) The Contract is for the absolute sale of the Financed Vehicle to the Obligor, and the Financed Vehicle is not on approval or subject to any agreement between the Obligor and the Dealer for the repurchase or return of the Financed Vehicle.

          (f) The Contract was selected in accordance with the Allocation Formula from new or used automobile or light truck installment sale contracts or promissory notes in the Company's portfolio utilizing no selection procedures adverse to CWC relative to similar new or used automobile or light truck installment sale contracts or promissory notes in the Company's Portfolio taken as a whole.

          (g) The Dealer has been paid all amounts due for the purchase of the Contract from the Dealer.

          (h) The Obligor is an Eligible Obligor.

          (i) The Contract contains the original signature of the Obligor and the Dealer.

          (j) The Contract is the only unsatisfied original executed Contract for the purchase of the Financed Vehicle and accurately reflects all of the actual terms and conditions of the Obligor's purchase of the Financed Vehicle.

          (k) Neither the Company's nor an Affiliate has made any agreement with the Obligor to reduce the amount owed on the Contract.

          (1) Neither the Company nor an Affiliate is required to perform any additional service for, or perform or incur any additional obligation to, the Obligor in order for the Company or CWC to enforce the Contract.

          (m) The Contract, at the time the Company purchased it, materially complied with the Credit and Collection Policies; or the Deal Agent approved any material deviation from the Credit and Collection Policies for that Contract in writing.

          (n) The Obligor's obligations under the Contract are secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Servicer as secured party and such security interest has been validly assigned to CWC under this Agreement.

          (o) The Contract has not been, nor is it designated to be, terminated, satisfied, canceled, subordinated or rescinded in whole or in part; nor has the Financed Vehicle been released, or designated for release, from the security interest granted by the Contract; and all of the holder's obligations under the Contract have been performed except those which arise subsequent to the delivery to the Deal Agent.

          (p) No provision of the Contract has been waived, extended, altered or modified in any respect except in accordance with the Credit and Collection Policies.

          (q) The day of the month that Scheduled Payments are due has not been changed from the original Schedule of Payments except for no more than one change which did not change the due date in a manner such that there was more than a thirty (30) day period for which no Scheduled Payment was due.

          (r) No claims of rescission, setoff, counterclaim, defense or other material disputes have been asserted with respect to the Contract or Financed Vehicle.

          (s) There are no unsatisfied liens or claims for taxes, labor, materials, fines, confiscation, or replevin relating to the Contract or Financed Vehicle. There is no unsatisfied claim against the Obligor based on the operation or use of the Financed Vehicle. All taxes due for the purchase, use and ownership of the Financed Vehicle have been paid. All taxes due on the transfer of the Contract to CWC have been paid.

          (t) The Contract requires Required Obligor Insurance and the Servicer is a loss payee or insured under the Required Obligor Insurance.

          (u) The Company has not repossessed the Vehicle or commenced a replevin action or other lawsuit against the Obligor or Financed Vehicle.

          (v) The model year of the Financed Vehicle is in accordance with the Credit and Collection Policies at the time the Contract is delivered to the Custodian.

          (w) The obligation of the original Obligor has not been released or assumed by another Person unless the release or assumption was properly documented and the Deal Agent consents in writing to it for purposes of the Contract being an Eligible Contract.

          (x) The Obligor Documents exist and have been delivered to or at the direction of CWC in accordance with Section 2.03.

          (y) As of the date of the initial transfer hereunder, with respect to such Eligible Receivable, there are not more than two Scheduled Payments (or any part thereof) due and unpaid, provided, that if the Obligors have
                                           --------
     paid more than 90% of the most overdue Scheduled Payments such Scheduled Payment shall be deemed paid for purposes hereof.

          (z) The cash down payment has been paid in full by the Obligor in accordance with the Credit and Collection Policies.

     (aa) The Contract was purchased by an Eligible Originator from a Vehicle Dealer in the ordinary course of the Vehicle Dealer's business (or, with reference to Samco only, from a finance company in the ordinary course of the finance company's business) within 60 days after the Contract Date.

          (bb) The first or second Scheduled Payment (or both) remain(s) unpaid more than thirty (30) days after its/their scheduled due date(s).

          (cc) The Amount Financed does not exceed one hundred fifty percent (150%) of the net cost, or value, if applicable, shown on the Vehicle Dealer Invoice.

          (dd) The Amount Financed on the Contract Date does not exceed $29,000 and the Vehicle has no more than 85,000 miles on its odometer on the Contract Date.

          (ee) Not more than one hundred eighty (180) days has elapsed since the date the Contract was sold or contributed to CWC hereunder.

          (ff) On or before the date which is 120 days after the Contract Date, the original Certificate of Title or equivalent title documents issued by the relevant state motor vehicle authority, if applicable, shall be delivered to or at the direction of CWC in accordance with Section 2.03.

     "Funding Agreement" means the Receivables Funding and Servicing Agreement,
      -----------------
dated as of the date of this Agreement among CWC, VFCC, as Lender, the Company, as Servicer, the Investors named therein, the Deal Agent and Liquidity Agent.

     "Indemnified Amounts" has the meaning specified in Section 5.01.
      -------------------

     "Indemnified Party" has the meaning specified in Section 5.01.
      -----------------

     "Multiemployer Plan" means a multiemployer plan (within the meaning of
      ------------------
Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

     "Plan" means any Pension Plan (other than a Multiemployer Plan) covered by
      ----
Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

     "Proceeds" means, with respect to any Receivable, whatever is receivable or
      --------
received when such Receivable is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such Receivable but excluding the Sale Price and the Advances.

     "Rejected Amount" means, with respect to CWC, the amount of the capital
      ---------------
contribution which the Company is required to make to CWC (as determined by the Deal Agent) as a result of breaches of representations and warranties with respect to Receivables sold or contributed to CWC by the Company pursuant to this Agreement.

     "Reportable Event" means any of the events set forth in Section 4043(b) of
      ----------------
ERISA or the regulations thereunder.

     "Requested Amount" means the amount which the Company wishes to receive
      ----------------
from the sale of Receivables on any Sale Date.

     "Request Notice" means a notice in the form of a computer print-out, tape
      --------------
or other form acceptable to CWC and the Deal Agent, which (a) contains a List of Contracts identifying all Receivables to be sold or contributed on the succeeding Sale Date by the Company to CWC, (b) sets forth the amount of payments received on each Transferred Receivable since the prior Sale Date and
(c) sets forth the Requested Amount for the following Sale Date.

     "Request Notice Date" has the meaning set forth in Section 2.01(b).
      -------------------

     "Sale" means any transfer, on any Sale Date, of Receivables from the
      ----
Company to CWC pursuant to this Agreement.

     "Sale Date" has the meaning specified in Section 2.01(b).
      ---------

     "Sale Price" means with respect to the Eligible Receivables to be sold by
      ----------
the Company to CWC on any day, price paid to the Vehicle Dealer with respect to such Eligible Receivable, plus accrued interest at the Annual Percentage Rate.

     "Sold Receivable" has the meaning specified in Section 2.01(b).
      ---------------

     "Transferred Receivable" means any Receivable that is a Contributed
      ----------------------
Receivable or a Sold Receivable.

     "Underfunded Plan" means any Plan that has an Underfunding.
      ----------------

     "Underfunding" means, with respect to any Plan, the excess, if any, of (a)
      ------------
the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

     SECTION 1.02.  Other Terms and Interpretation.  All accounting terms not
                    ------------------------------
specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC of the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All hourly references herein shall refer to New York City time. Except as otherwise indicated, all agreements defined in this Agreement refer to the same as from time to time amended or supplemented or as the terms of such agreements are waived or modified in accordance with their terms.

                                  ARTICLE II

                           TRANSFERS OF RECEIVABLES

     SECTION 2.01.  Agreement to Transfer.  (a) On the terms and conditions of
                    ---------------------
this Agreement until the Commitment Termination Date, on and after the date of this Agreement, the Company agrees to make available for sale or, at its option, to contribute to CWC Eligible Receivables in accordance with the Allocation Formula originated by the Eligible Originators and deliver the appropriate Obligor Delivery Documents to or at the direction of CWC. To the extent CWC has or is able to obtain sufficient funds for the purchase thereof, CWC agrees to purchase such Eligible Receivables offered for sale by Parent. On or before the Effective Date, the

Company and CWC shall enter into a Certificate of Assignment substantially in the form of Exhibit 1 hereto ("Assignment").
                               ----------

          (b) The Company shall, on the Effective Date and on a date occurring no less frequently than weekly thereafter (each a "Request Notice Date"),
                                                        -------------------
     deliver to CWC and the Custodian a Request Notice identifying (i) all outstanding Receivables originated and owned by the Company through such date, (ii) at its option, a certain number of such Eligible Receivables as contributed to CWC (the "Contributed Receivables"), and (iii) to the extent
                              -----------------------
     CWC has available funds to pay the Sale Price thereof, as purchased and sold all other Eligible Receivables not previously identified as purchased and sold or contributed (the "Sold Receivables"), in each case in
                                   ----------------
     accordance with the procedures described in this Section 2.01(b). No later than the following Business Day (the "Sale Date"), CWC and the Company
                                           ---------
     shall identify Eligible Receivables designated in such Request Notice arising since the last Sale Date which are to be purchased and sold on such Sale Date. Each such identification shall be made as of the opening of business of the Servicer on each Sale Date.

          (c) The price paid for such Sold Receivables shall be the Sale Price. Such Sale Price shall be paid by means of an immediate cash payment to the Company. On each Sale Date the Sold Receivables and Contributed Receivables shall be assigned, and on such Sale Date CWC shall pay the Sale Price for such Sold Receivables. The portion of the Sale Price which is immediately payable in cash shall be payable by wire transfer on the Sale Date to an account designated by the Company (and approved by the Deal Agent) on or before the Sale Date.

          (d) On and after each Sale Date hereunder, CWC shall own the Sold Receivables and the Contributed Receivables which have been (assuming compliance with the terms hereof) identified as being transferred to CWC under this Section 2.01 and the Company shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such Transferred Receivable.

          (e) Until the occurrence of an Event of Servicer Termination or a resignation pursuant to the Funding Agreement, the Company, as Servicer, shall conduct the servicing, administration and collection of such Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Transferred Receivable, from time to time, all in accordance with (i) the terms of the Funding Agreement, (ii) customary and prudent servicing procedures for trade receivables of a similar type and (iii) all applicable laws, rules and regulations. Documents relating to Transferred Receivables shall be held in trust by the Company, as Servicer, for the benefit of CWC and its assignees as the owners thereof, and possession of any incident relating to the Transferred Receivables and Contracts so retained is for the sole purpose of facilitating the servicing of the Transferred Receivables. Such retention and possession thereof is at the will of CWC and its assignees and in a custodial capacity for their benefit only.

     SECTION 2.02.  Grant of Security Interest.  It is the intention of the
                    --------------------------
parties hereto that each transfer of Transferred Receivables to be made hereunder shall constitute a purchase and sale or capital contribution and not a loan. In the event, however, that a court of competent jurisdiction is to hold that any transaction provided for hereby constitutes a loan and not a purchase and sale or capital contribution, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law and that the Company shall be deemed to have granted, and the Company does hereby grant, to CWC a first priority security interest in all of the Company's right, title and interest in, to and under the Transferred Receivables, all payments of principal, interest, fees, charges and indemnities on or under such Transferred Receivables and all Proceeds of any such Transferred Receivables.

     SECTION 2.03.  Delivery of Obligor Documents.  (a) On or before each Sale
                    -----------------------------
Date, the Company shall deliver to or at the direction of CWC the Obligor Delivery Documents relating to the Transferred Receivables on such Sale Date.

          (b) On or before the date which is 120 days after the Contract Date, the Company shall deliver to or at the direction of CWC the original Certificate of Title or equivalent title documents issued by the relevant state motor vehicle authority, if applicable.

     SECTION 2.04.  Company to Facilitate Dispositions of Transferred
                    -------------------------------------------------
Receivables.  In consideration of the Sale Price and other consideration
-----------
received hereunder, in the case of the Sold Receivables, and as an additional capital contribution, in the case of the Contributed Receivables, the Company hereby agrees and covenants that in connection with each Disposition it shall:

          (i) make such representations and warranties concerning the Transferred Receivables as of the "cutoff date" of the related Disposition to such Disposition Participants as may be necessary to effect the Disposition; provided, that the Company shall not be required to make any representations or warranties that would increase the scope or substance of such representations and warranties beyond the substance of those delineated on Exhibit 2 hereto;

          (ii) negotiate in good faith with CWC and other Disposition Participants to provide such additional representations and warranties concerning the Transferred Receivables that may be required in the future by Disposition Participants; provided, however, that the Company shall not be required to make such representations and warranties concerning the Transferred Receivables that would materially increase, from the date of the Company's original transfer to CWC , the probability that it would be required to repurchase such Transferred Receivables under the related Disposition;

          (iii) supply such information, opinions of counsel, letters from law and/or accounting firms and other documentation and certificates regarding the origination and servicing of the Transferred Receivables as CWC or any Disposition Participant shall reasonably request to effect a Disposition;

          (iv) make itself available for and engage in good faith consultation with CWC and Disposition Participants concerning information to be contained in any document, agreement, private placement memorandum, or filing with the Securities and Exchange Commission relating to the Company or the Transferred Receivables in connection with a Disposition and shall use reasonable efforts to compile any information and prepare any reports and certificates, into a form, whether written or electronic, suitable for inclusion in such documentation;

          (v) to implement the foregoing and to otherwise effect a Disposition, enter into insurance and indemnity servicing agreements, purchase agreements and any other documentation, all to the extent that the same are reasonably required of or deemed appropriate by CWC or a Disposition Participant in order to effect a Disposition; and

          (vi) take such further actions as may be reasonably necessary to effect the foregoing, including without limitation, delivery of additional Obligor Documents to the Custodian for inclusion with the other Obligor Delivery Documents.

     provided, that notwithstanding anything in this Agreement to the contrary,
     --------
(a) the Company shall have no liability for the Transferred Receivables arising from or relating to the ongoing ability or willingness of Obligors to pay under the Transferred Receivables; (b) none of the indemnities hereunder shall constitute an unconditional guarantee by the Company of collectibility of the Transferred Receivables; (c) the Company shall have no obligation with respect to the inability or unwillingness of an Obligor to pay principal, interest or other amount owing by such Obligor under the Transferred Receivables and (d) the Company shall only be required to enter into documentation in connection with Dispositions that is consistent with industry practice with respect to Dispositions among similarly situated parties.

     SECTION 2.05.  Cooperation of CWC.  CWC  hereby agrees to make such
                    ------------------
representations and warranties concerning the Transferred Receivables to the Company as the Company may reasonably request in order for it to fulfill its obligations under Section 2.04.

                                  ARTICLE III

                              CONDITIONS OF SALE

     SECTION 3.01.  Conditions Precedent to the Initial Sale.  The initial Sale
                    ----------------------------------------
hereunder is subject to the following conditions precedent:

          (a) that CWC shall have received on or before the date of the initial Sale under this Agreement, each dated such date (unless otherwise indicated), in form and substance satisfactory to CWC and the Deal Agent:

               (i)    an Assignment executed by the Company;

               (ii)   each of the documents delivered by the Company pursuant to
     Section 3.01(d) of the Funding Agreement;

               (iii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Assignment, and the other documents to be delivered by it hereunder (on which certificate CWC may conclusively rely until such time as CWC shall receive from the Company a revised certificate meeting the requirements of this Subsection (iii)) and certifying that (A) the charter of the Company has not changed since the date of the delivery of the last certified charter delivered, (B) that the Company is qualified as a foreign corporation in all such jurisdictions and still in good standing in all jurisdictions in which the nature of its business required it to be qualified, (C) all representations and warranties made by the Company in this Agreement are true and correct in every particular and (D) no financing statements or other similar instruments and documents relating to the Receivables have been filed in any jurisdiction, other than those financing statements, other similar instruments and documents shown on the certified copies of the requests for information or copies (Form UCC-11)(or a similar search report certified by a party acceptable to the Deal Agent) provided pursuant to clause (vi);

               (iv) copies of proper financing statements (Form UCC-1), dated on or prior to the date of the initial Sale, naming the Company as the assignor of the Transferred Receivables and CWC as assignee, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Deal Agent desirable to perfect CWC's ownership interest in all Transferred Receivables, in each case in which an interest may be assigned hereunder;

               (v) copies of properly executed termination statements or statements of release (Form UCC-3) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Deal Agent, desirable to release all security interests and similar rights of any Person in the Transferred Receivables previously granted by the Company;

               (vi) certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Deal Agent), dated a date reasonably near and prior to the date of the initial Sale, listing all effective financing statements and other similar instruments and documents including those referred to above in subsections (iv) and (v) which name the Company (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to such Subsections (iv) and (v) above, together with copies of such financing statements, none of which, except those filed pursuant to Subsections (iv) and (v), above, together with copies of such financing statements, none of which, except those filed pursuant to Subsections (iv) and (v), above, shall cover any Transferred Receivables; and

               (vii) Any necessary third party consents to the closing of the transactions contemplated hereby, in the form and substance satisfactory to the Deal Agent.

     SECTION 3.02. Conditions Precedent to All Sales.  The obligation of CWC to
                   ---------------------------------
pay for each Sold Receivable on each Sale Date (including the initial Sale Date) shall be subject to the further conditions precedent (any one of which can be waived by CWC) that on such Sale Date:

          I. The following statements shall be true (and delivery by the Company of a Request Notice and the acceptance by the Company of the Sale Price for any Receivables on any Sale Date shall constitute a representation and warranty by the Company that on such Sale Date such statements are true):

               A. the representations and warranties of the Company contained in Section 4.01 shall be correct on and as of such Sale Date in all material respects (except with respect to Section 4.01(b) and those already so qualified which are true and correct in all respects), before and after giving effect to such Sale and to the application of proceeds therefrom, as though made on and as of such date; and

               B. no event has occurred, or would result from such Sale or from the application of the proceeds therefrom, which constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both;

               C. the Company is in compliance with each of its covenants and other agreements set forth herein;

               D. no event has occurred which constitutes an Event of Servicer Termination or would constitute an Event of Servicer Termination but for the requirement that notice be given or time elapse or both;

               E. each Transferred Receivable designated as an Eligible Receivable is an Eligible Receivable; and

               F. the Company shall have executed an Assignment of Insurance Interests substantially in the form attached hereto as Exhibit 3;

          II.  The Commitment Termination Date shall not have occurred;

          III. CWC shall have received an Assignment, dated the related Sale Date, executed by the Company; and

          IV. The Company shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to VFCC and the Deal Agent, as the Deal Agent may reasonably request; and

          V. There shall have been no material adverse change in the condition (financial or otherwise), business, operations, results of operations or properties of the Company since the preceding Sale.

                                  ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 4.01.  Representations and Warranties of the Company.  The Company
                    ---------------------------------------------
represents and warrants to CWC as of each Sale Date, which representations and warranties are or will be true and correct as of such Sale Date, that:

          I.   With respect to the Company:

               A. the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified;

               B. the Company has the power and authority to own, pledge, mortgage, operate and convey all of its properties and assets, to execute and deliver the Basic Documents and to perform the transactions contemplated hereby and thereby;

               C. the Company is operated in such a manner that CWC would not be substantively consolidated in the estate of the Company (that is, such that the separate corporate existence of CWC and the Company would be disregarded), in the event of a bankruptcy or insolvency of the Company and in such regard:

                    (1) CWC is a limited purpose corporation whose activities are restricted in its respective certificate of incorporation;

                    (2) except as otherwise contemplated herein or in the other Basic Documents, neither the Company or any Affiliate of the Company is involved in the day-to-day management of CWC;

                    (3) other than the purchase and contribution of Receivables, other transactions contemplated by this Agreement and the Funding Agreement, the payment of dividends and the return of capital, any lease or sub-lease of office space or equipment, any common officers or other employees, and the payment of Servicing Fees (as defined in the Funding Agreement) to the Servicer under the Funding Agreement, CWC does not engage in any intercorporate transactions with the Company or any Affiliate of the Company;

                    (4) CWC maintains separate corporate records and books of account from the Company, holds regular corporate meetings and otherwise observes corporate formalities and has a separate business office from the Company;

                    (5) all the financial statements and books and records of CWC and the Company reflect the respective separate corporate existence of CWC;

                    (6) CWC maintains its assets separately from the assets of the Company and any other Affiliate of the Company (including through the maintenance of separate bank accounts), CWC's funds and assets, and records relating thereto, have not been, are not and will not be commingled with those of the Company or any other Affiliate of the Company and the separate creditors of CWC will be entitled to be satisfied out of CWC's assets prior to any value in CWC becoming available to CWC's equity holders;

                    (7)  neither the Company nor any Affiliate of the Company
               (A) pays CWC's expenses; (B) guarantees CWC's obligations, or (C) advances funds to CWC for the payment of expenses or otherwise;

                    (8) all business correspondence of CWC and other communications are conducted in CWC's own name, on its own stationery and through a separately-listed telephone number;

                    (9) CWC does not act as agent for the Company or of any of its Affiliates, but instead presents itself to the public as a corporation separate from the Company and its Affiliates, independently engaged in the business of purchasing and financing Receivables;

                    (10) CWC maintains a board of directors consisting of at
               least three directors, of which one such director is independent and at all times shall not be a shareholder, director, officer, employee or associate of the Company or any Affiliate of the Company (other than as a director of CWC and one or more other limited purpose subsidiaries of the Company) as provided in its certificate or articles of incorporation;

                    (11) CWC is solvent and will not be rendered insolvent by
               the transactions contemplated by any of this Agreement or the other Basic Documents and, after giving effect to such transactions, CWC will not be left with an unreasonably small amount of capital with which to engage in its business nor will CWC have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature;

                    (12) the Company is the owner of 100% of the voting stock of
               CWC;

               D. the execution, delivery and performance by the Company of this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby (A) have been duly authorized by all necessary corporate or other action on the part of the Company, (B) do not contravene or cause the Company to be in default under (1) the Company's certificate or articles of incorporation or by-laws, (2) any contractual restriction with respect to any Debt of the Company or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Company, its affiliates or their or its respective property or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting the Company, or its property and (C) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of CWC with respect to this Agreement and VFCC and the Collateral Agent under the Funding Agreement);

               E. this Agreement and the other Basic Documents have each been duly executed and delivered by the Company;

               F. no approval or consent of, notice to, filing with or licenses, permits, qualifications or other action by any Governmental Authority or any other party, is required or necessary for the conduct of the Company's business as currently conducted and for the due execution, delivery and performance by the Company of this Agreement or any of the other Basic Documents or for the perfection of or the exercise by CWC, VFCC, the Deal Agent or the Collateral Agent of any of their rights or remedies thereunder or hereunder, other than approvals, consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to VFCC, the Deal Agent and the Collateral Agent;

               G. each of this Agreement, each other Basic Document delivered by the Company and the respective obligations of the Company thereunder is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and (ii) general equitable principles, whether applied in a proceeding at law or in equity;

               H. there is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding against or affecting the Company, its officers or directors, or the property of the Company, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement or any of the other Basic Documents, (B) seeking to prevent the sale, transfer, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated hereby or thereby, (C) seeking any determination or ruling that might materially and adversely affect (1) the performance by CWC or the Company of its obligations under this Agreement or any of the other Basic Documents, (2) the validity or enforceability of this Agreement or any of the other Basic Documents, (3) the Transferred Receivables or the Contracts or the interests of CWC or VFCC therein, or
     (4) the federal income tax attributes of the contribution, sale or pledge of the Transferred Receivables or (D) asserting a claim for payment of money in excess of $500,000 (other than such judgments or orders in respect of which adequate insurance is maintained by the Company for the payment thereof);

          I. no injunction, writ, restraining order or other order of any nature adverse to the Company or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the other Basic Documents has been issued by a Governmental Authority nor been sought by any Person;

          J. the principal place of business and chief executive office of the Company are located at the address of the Company referred to on the signature page of this Agreement and there are now no, and during the past four months there have not been any, other locations where the Company is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records;

          K. the legal name of the Company is as set forth at the beginning of this Agreement and the Company has not changed its name in the last six years, and during such period the Company did not use, nor does the Parent now use, any tradenames, fictitious names, assumed names or "doing business as" names.

          L. the Company is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Basic Documents; the Company is paying its Debts as they mature; the Company has not incurred Debts beyond its ability to pay as they mature; and the Company, after giving effect to the transactions contemplated by this Agreement and the other Basic Documents, will have an adequate amount of capital to conduct its business in the foreseeable future;

          M. for federal income tax, reporting and accounting purposes, the Company will treat (A) the sale of each Sold Receivable sold or assigned pursuant to this Agreement as a sale of, or absolute assignment of, its full right, title and ownership interest in such Receivable to CWC and (B) the contribution of each Contributed Receivable contributed pursuant to this Agreement as an absolute conveyance and assignment of its full right, title and interest in such Receivable to CWC (and those Receivables contributed to CWC by the Company pursuant to this Agreement shall be accounted for as an increase in the stated capital of CWC), and the

Company has not in any other respect accounted for or treated the transfers of Transferred Receivables contemplated by this Agreement or the other Basic Documents;

     N. the Company has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Transferred Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting the Company or its property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities for (A) the activities and business of the Company and each of its Subsidiaries as currently conducted and as proposed to be conducted, (B) the ownership, use, operation and maintenance by each of them of its properties, facilities and assets and (C) the performance by the Company and CWC of this Agreement and the other Basic Documents (hereinafter referred to collectively as "Governmental Consents"), with respect to which any
                 ---------------------
noncompliance or failure to maintain such items would, separately or in the aggregate, have a material adverse effect;

     O. no practice, procedure or policy employed or proposed to be employed by the Company in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Company which, if enforced, would have a material adverse effect on (1) the performance by CWC or the Company of its obligations under this Agreement or any of the other Basic Documents, (2) the validity or enforceability of this Agreement or any of the other Basic Documents, (3) the Transferred Receivables or the Contracts or the interests of CWC or VFCC therein, or (4) the federal income tax attributes of the contribution, sale or pledge of the Transferred Receivables;

     P. without limiting the generality of the prior representation, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Governmental Consent applicable to the Company or any Subsidiary except where such conditions or events would not, separately or in the aggregate, have a material adverse effect on (1) the performance by CWC or the Company of its obligations under this Agreement or any of the other Basic Documents, (2) the validity or enforceability of this Agreement or any of the other Basic Documents, (3) the Transferred Receivables or the Contracts or the interests of CWC or VFCC therein, or (4) the federal income tax attributes of the contribution, sale or pledge of the Transferred Receivables;

     Q. the Company has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, fees, assessments and other governmental charges due from the Company, no tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, fee, assessment, or other governmental charge. Any taxes, fees, assessments and other governmental charges payable by the Company in connection with the execution and delivery of this Agreement and the other Basic Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid when due, at or prior to such Sale Date;

     R. with respect to the Company or any of its Subsidiaries, there has occurred no event which has or is reasonably likely to have a material adverse effect on the Company's operations, including its ability to perform its obligations under this Agreement or the other Basic Documents, as Company, Servicer or otherwise;

     S. the Company is licensed or otherwise has the lawful right to use all patents, trademarks, servicemarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations and assets, individually or taken as a whole;

          T. (A) the consolidated balance sheets of the Company and its consolidated Subsidiaries for each of the last three fiscal years prior to the Balance Sheet Date are delivered prior to such Sale Date, and the related statements of income and shareholders' equity of the Company and its consolidated Subsidiaries for such fiscal years, certified without qualification by the Company's independent certified public accountants, copies of which have been furnished to VFCC and the Deal Agent, are complete and correct and fairly present the consolidated financial condition, business, operations, results of operations and assets of the Company and its consolidated Subsidiaries as of the last day of such fiscal years and the consolidated results of the operations of the Company and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, (B) the unaudited consolidated balance sheets and the related statements of income and shareholders' equity of the Company and its consolidated Subsidiaries for each fiscal quarter in the period since the most recent consolidated balance sheet and related statement of income and shareholders' equity referred to in clause (A) above and ended at least 45 days prior to such Sale Date, copies of which have been furnished to VFCC and the Deal Agent, are complete and correct and fairly present the consolidated financial condition, business and operations of the Company and its consolidated Subsidiaries as of the last day of such fiscal quarters and the consolidated results of the operations of the Company and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and (C) since the last date for which a balance sheet of the Company and its consolidated Subsidiaries has been delivered to VFCC and the Deal Agent, there has, except as already disclosed in writing to the Deal Agent, been no material adverse change in any such condition, business, operations or results of operations;

          U. each Request Notice contains a complete and accurate list of all Transferred Receivables contributed or sold by the Company to CWC as of its date; V. no Obligor of an Eligible Receivable being sold on the related Sale Date has any claim of a material nature against or affecting the Company or the property of the Parent;


          V. no Obligator of an Eligible Receivable being sold on the related Sale Date has any claim of a material nature against or affecting the Company or the property of the Parent;

          W. the Company is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the PBGC under ERISA;

          X. each pension plan or profit sharing plan to which the Company or any Affiliate is a party has been administered and fully funded in accordance with the obligations of the Company under law and as set forth in such plan, and the Company has complied with the applicable provisions of ERISA in effect as of such Sale Date ;

          Y. the Company has valid business reasons for selling or contributing its interests in the Transferred Receivables rather than obtaining a loan with the Transferred Receivables as collateral;

          Z. the Company has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the other Basic Documents or the transactions contemplated hereby or thereby which would give rise to any valid claim against CWC for any brokerage commission or finder's fee or like payment;

          AA. all information heretofore or hereafter furnished with respect to the Company to CWC, VFCC, Deal Agent or Collateral Agent in connection with any transaction contemplated by this Agreement or the other Basic Documents is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained herein or therein not misleading. With respect to the Company or CWC, there has occurred no event which has or is reasonably likely to have a material adverse effect on such entity;

          BB. no part of the proceeds received by the Company or any Affiliate from the Sale Price will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of, Debt that was incurred for the purposes of purchasing or carrying any "margin stock," as such term is defined in (S) 221.3 of Regulation U of the Board of Governors of the Federal Reserve System;

          CC. there are not now, nor will there be at any time in the future, any agreement or understanding between the Company and CWC (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges;

          DD. no transaction contemplated by this Agreement or any of the other Basic Documents requires compliance with any bulk sales act or similar law;

          EE. the Military Assistance Command or, if applicable, each financial institution making payments on behalf of any Allotment Obligor has been directed, and is required, to remit all payments with respect to the Transferred Receivable for deposit in the Lockbox Account;

          FF. the Request Notice with respect to such Sale Date is accurate in all material respects;

          GG. each purchase of Receivables under the Receivables Transfer Agreement will constitute (A) a "current transaction" within the meaning of
     Section 3(a)(3) of the Securities Act of 1933, as amended, and (B) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

          HH. (A) the Company is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporation restriction that is reasonably likely to have, and no provision of applicable law or governmental regulation is reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, results of operations, or properties of the Company, or could have such an effect on the ability of the Company to carry out its obligations under this Agreement and the other Basic Documents to which the Company is a party and (B) the Company is not in default under or with respect to any contract, agreement, lease or other instrument to which the Company is a party and which is material to the Company's condition (financial or otherwise), business, operations, results of operations or properties, and the Company has not delivered or received any notice of default thereunder;

          II. the Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The purchase or acquisition of the Transferred Receivables by CWC, the application of the proceeds and the consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Company is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder;

          JJ. the bylaws or the articles of incorporation of the Company require it to maintain (A) books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors; and

          KK. each of the representations and warranties of the Company contained in this Agreement and the other Basic Documents is true and correct in all material respects and the Company hereby makes each such representation and warranty to, and for the benefit of, the Collateral Agent, the Deal Agent and VFCC as if the same were set forth in full herein.

     II. On each Sale Date, and as of the date of each Borrowing Base Certificate delivered under the Funding Agreement with respect to each Transferred Receivable:

          A. such Receivable is an Eligible Receivable and is a receivable created by the Company in the ordinary course of its business in a current transaction;

          B. such Receivable was created in accordance with and satisfies in all material respects all applicable requirements of (A) a Contract and (B) the Credit and Collection Policies;

          C. a copy of any related Contract (if such contract exists in a reproducible form) to such Receivable to which the Company is a party has been delivered to the Deal Agent;

          D. such Receivable represents the genuine, legal, valid and binding obligation in writing of the Obligor enforceable by the holder thereof in accordance with its terms, and neither such Receivable nor its related Contract has been satisfied, subordinated, rescinded or amended in any manner, subject to (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and (B) general equitable principles, whether applied in a proceeding at law or in equity;

          E. neither such Receivable nor its related Contract is or will be subject to any exercise of any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Receivable or otherwise;

          F. prior to its sale or contribution to CWC such Receivable was owned by the Company free and clear of any Adverse Claim or Restrictions on Transferability, and the Company had the right to contribute, sell, assign and transfer the same and interests therein as contemplated under this Agreement and, upon such sale or contribution, CWC acquired good and marketable title to and a valid and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and any other Restriction on Transferability;

          G. this Agreement and the Assignment related to such Receivable constitute a valid sale, contribution, transfer, assignment, setover and conveyance to CWC of all right, title and interest of the Company in and to such Receivable;

          H. such Receivable is entitled to be paid pursuant to the terms of the related Contract, has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, or modification by the Company;

          I. the Company has submitted to the Obligor all necessary documentation for payment of such Receivable and has fulfilled all its other obligations in respect thereof;

          J.  any stated term of such Receivable is not greater than 60 months;

               K. such Receivable is an "account" or "chattel paper" within the meaning of the UCC of the jurisdiction where the Company's chief executive office is located;

               L. neither such Receivable nor its related Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation in any material respect;

               M. such Receivable does not arise from a transaction for which any additional performance by the Company or acceptance or other act of the Obligor remains to be performed as a condition to any Scheduled Payment on such Receivable;

               N. there are no proceedings or investigations pending or threatened before any Governmental Authority (A) asserting the invalidity of such Receivable or such Contract, (B) asserting the bankruptcy or insolvency of the related Obligor, (C) seeking the payment of such Receivable or payment and performance of such Contract or (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

               O. as of the applicable date of transfer hereunder, no Obligor on such Receivable is bankrupt or insolvent, is unable to make payment of its obligations when due, is the debtor in a voluntary or involuntary bankruptcy proceeding, or is the subject of a comparable receivership or insolvency proceeding, other than Obligors under the protection of a bankruptcy court or receivership which has approved payment by any such Obligor of such Receivable;

               P. the Company has no knowledge of any fact (including any defaults by the Obligor on any other accounts) which leads it or should have led it to expect that any Scheduled Payment on such Receivable will not be paid in full when due or to expect any other material adverse effect on (1) the performance by CWC or the Company of its obligations under this Agreement or any of the Basic Documents,
          (2) the validity or enforceability of this Agreement or any of the Basic Documents, (3) the Transferred Receivables or the Contracts or the interests of CWC or VFCC therein, or (4) the federal income tax attributes of the contribution, sale or pledge of the Transferred Receivables; and

               Q. there has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations or properties of the Company since the Balance Sheet Date.

     It is understood and agreed that the representations and warranties described in this Section 4.01 shall survive the sale or contribution of the Transferred Receivables to CWC, any subsequent assignment of the Transferred Receivables by CWC (including its grant of a first priority perfected security interest in, to and under the Transferred Receivables, pursuant to the Funding Agreement, in order to secure the due payment and performance by CWC of CWC Secured Obligations), and the termination of this Agreement and the Funding Agreement and shall continue so long as any Transferred Receivable shall remain outstanding.

     SECTION 4.02.  Covenants of the Company.
                    ------------------------

     I.  Offices and Records.  The Company shall keep its chief place of
         -------------------
business and chief executive offices and the office where it keeps its Records at the respective locations specified in Section 4.01(a)(x) or, upon thirty (30) days prior written notice to CWC and the Collateral Agent, at such other location in a jurisdiction where all action required by Section 4.02(f) shall have been taken with respect to the Transferred Receivables. The Company shall, for not less than three years or for such longer period as may be required by law, from the date on which any Transferred Receivable arose, maintain the Records with respect to each Transferred Receivable, including records of all payments received, credits granted and merchandise returned. The Company will permit representatives of CWC, the Servicer, the Deal Agent or the Collateral Agent at any time and from time to time during normal business hours, and at such times outside of normal business hours as CWC, the Servicer, the Deal Agent or the Collateral Agent shall reasonably request, (i) to inspect and make copies of and abstracts from such records, and (ii) to visit the properties of the Company utilized in connection with the collection, processing or servicing of the Transferred Receivables for the purpose of examining such Records, and to discuss matters relating to the Transferred Receivables or the Company's performance under this Agreement or the affairs, finances and accounts of the Company with any of its officers, directors, employees, representatives or agents and with its independent certified accountants and advise such accountants that CWC, the Deal Agent, the Servicer and the Collateral Agent have been authorized to review and discuss with such accountants any and all financial statements and other information of any kind that they may have with respect to the Company and direct such accountants to comply with any request of CWC, the Deal Agent, the Servicer or the Collateral Agent for such information with any officer or employee of the Company having knowledge of such matters. In connection therewith, CWC, the Deal Agent or the Collateral Agent may institute procedures to permit it to confirm the Obligor outstanding balances in respect of any Transferred Receivables. The Company agrees to render to CWC, the Deal Agent and the Collateral Agent, at the Company's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If a Termination Event under the Funding Agreement shall have occurred and be continuing, promptly upon request therefor, the Company shall assist CWC in delivering to the Deal Agent records reflecting activity through the close of business on the immediately preceding Business Day.

     II.  Collection of Transferred Receivables.  The Company will deposit or
          -------------------------------------
cause to be deposited in the Collection Account all cash, checks, money orders, wire transfers or moneygrams or other Proceeds of Collateral received in respect of Transferred Receivables within two Business Days of the receipt thereof. Until so deposited, all such Proceeds shall be held in trust for the Collateral Agent by the Company.

     III. Maintain Records of Transferred Receivables.  The Company as Servicer
          -------------------------------------------
shall, at its own cost and expense, maintain satisfactory and complete records of the Transferred Receivables, including a record of all payments received and all credits granted with respect to the Transferred Receivables and all other dealings with the Transferred Receivables. The Company as Servicer will mark conspicuously with a legend, in form and substance satisfactory to the Deal Agent, its records, computer tapes, computer disks and credit files pertaining to the Transferred Receivables, and its file cabinets or other storage facilities where it maintains information pertaining to the Transferred Receivables, to evidence this Agreement, the transfers hereunder and that ownership of each Transferred Receivable is held by CWC or its assignee. Upon the occurrence and during the continuation of a Termination Event, the Company as Servicer shall (i) provide to the Deal Agent or its representatives with access to, at any time on demand of the Deal Agent, all of the Company's facilities, personnel, books and records pertaining to the Transferred Receivables, including all Records, and (ii) allow the Deal Agent to occupy the premises of the Company where such books and Records are maintained, and utilize such premises, the equipment thereon and any personnel of the Company that either such party may wish to employ to administer, service and collect the Transferred Receivables.

     IV.  Compliance With Credit and Collection Policies.  The Company shall
          ----------------------------------------------
comply in all material respects with the Credit and Collection Policies with regard to each Transferred Receivable and the related Contracts, and with the terms of such Receivables and Contracts.

     V.   Notice of Adverse Claim.  The Company shall advise CWC, the Deal
          -----------------------
Agent and the Collateral Agent promptly, in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Transferred Receivables, (ii) of any determination that a Sold Receivable, or any other Receivable designated as an Eligible Receivable in a Request Notice or otherwise, was not an Eligible Receivable at such time and (iii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Transferred Receivables or on the validity of the transfers in this Agreement.

     VI.    Further Assurances; Financing Statements.  (i) The Company agrees
            ----------------------------------------
that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that CWC, the Deal Agent or the Collateral Agent may reasonably request to perfect, preserve, continue and maintain fully and protect the transfers made and the right, title and interests (including any security interests) granted to CWC by this Agreement or to enable CWC, the Deal Agent or the Collateral Agent to exercise and enforce its rights and remedies under this Agreement or any of the Basic Documents with respect to any Transferred Receivables. Without limiting the generality of the foregoing, the Company shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that CWC, the Deal Agent or the Collateral Agent may request to protect and preserve and perfect the transfers and security interests granted by this Agreement, free and clear of all Adverse Claims and Restrictions on Transferability. In addition, the Company and the Deal Agent agree to cooperate with S&P and Moody's in connection with any review of the transactions contemplated hereby or by the Basic Documents which may be undertaken by S&P and Moody's after the date hereof.

            (ii) The Company hereby authorizes CWC and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Receivables without the signature of the Company where permitted by law. A carbon, photographic or other reproduction of this Agreement or any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

     VII.   Assignment.  The Company acknowledges and agrees that, pursuant to
            ----------
the Funding Agreement, CWC may assign all of its right, title and interest in, to and under the Transferred Receivables and its rights, title and interest under this Agreement, including its right to exercise the remedies created by
Section 4.04 hereof to VFCC and the Collateral Agent. The Company agrees that, upon such assignment, the assignee may enforce directly, without joinder of CWC, the repurchase obligations of the Company set forth in Section 4.04 hereof with respect to breaches of the representations and warranties or covenants set forth in Section 4.01 and 4.02 of this Agreement.

     VIII.  Compliance With Agreements and Applicable Laws.  The Company shall
            ----------------------------------------------
perform each of its obligations under this Agreement and the other Basic Documents and comply with all material requirements of any law, rule or regulation applicable to it.

     IX.    Notice of Material Event.  The Company shall promptly inform CWC in
            ------------------------
writing of the occurrence of any of the following:

               A. the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Company or with respect to or in connection with all or any portion of the Transferred Receivables, involving potential damages or penalties in an uninsured amount in excess of $100,000 in any one instance or $500,000 in the aggregate;

               B. any change in the location of Company's principal office or any change in the location of the Company's books and records;

               C. the occurrence of any Termination Event or event which, upon the giving of notice or the passage of time, or both, would become a Termination Event;

               D. the commencement or threat of any rule making or disciplinary proceedings or any proceedings instituted by or against the Company in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, would have a material adverse effect with respect to the Company;

               E. the commencement of any proceedings by or against the Company under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Company or any of its assets;

               F. the receipt of notice that (A) the Company is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Company's business is to be, or may be, suspended or revoked, or (C) the Company is to cease and desist any practice, procedure or policy employed by the Company in the conduct of its business, and such cessation may have a material adverse effect with respect to the Company; or

               G. any other event, circumstance or condition that has had, or has a material possibility of having, a material adverse effect in respect of the Company.

     X.     Maintenance of Licenses.  The Company shall maintain all licenses,
            -----------------------
permits, charters and registrations which are material to the conduct of its business.

     XI.    Separate Identity.
            -----------------
               A. The Company shall maintain corporate records and books of account separate from those of CWC.

               B. The annual financial statements of the Company shall disclose the effects of the Company's transactions in accordance with GAAP and the annual financial statements of the Company shall disclose that the assets of CWC are not available to pay creditors of the Company or any other Affiliate of the Company.

               C. The annual financial statements of the Company and its consolidated subsidiaries (including CWC) will contain footnotes or other information to the effect that with respect to CWC: (a) CWC's business consists of the purchase of the Receivables from the Company, (b) CWC is a separate corporate entity with its own separate creditors, which upon its liquidation will be entitled to be satisfied out of CWC's assets prior to any value in the Company becoming available to CWC's equity holders and (c) the Transferred Receivables have been sold or contributed to CWC.

               D. The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Company as official records.

               E. The Company shall use its best efforts to maintain an arm's-length relationship with CWC and will not hold itself out as being liable for the debts of CWC.

               F. The Company shall use its best efforts to keep its assets and its liabilities wholly separate from those of CWC.

               G. The Company will conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the Company.

               H. The Company will use its best efforts to avoid the appearance of conducting business on behalf of CWC or that the assets of the Company are available to pay the creditors of CWC.

               I. The Company will cause operating expenses and liabilities of CWC to be paid from CWC's funds.

     XII.   ERISA. The Company shall give the Deal Agent prompt notice of each
            -----
of the following events (but in no event more than 30 days after the occurrence of the event): (i) an Accumulated Funding Deficiency, (ii) the failure to make a material required contribution to a Plan or Multiemployer Plan (but in no event will a contribution failure sufficient to give rise to a lien under (S)302(f) of ERISA be considered immaterial), (iii) a Reportable Event, (iv) any action by a Commonly Controlled Entity to terminate any Plan or withdraw from any Multiemployer Plan, (v) any action by the PBGC to terminate or appoint a trustee to administer a Plan, (vi) the reorganization or insolvency of any Multiemployer Plan and (vii) an aggregate Underfunding for all Underfunded Plans in excess of $100,000.

     XIII.  Cooperation With Requests for Information or Documents. The Company
            ------------------------------------------------------
will cooperate fully with all reasonable requests of CWC regarding the provision of any information or documents, necessary, including the provision of such information or documents in electronic or machine-readable format, or desirable to allow each of VFCC, the Deal Agent and the Collateral Agent to carry out its responsibilities under the Basic Documents.

     XIV.   Payment, Performance and Discharge of Obligations. The Company will
            -------------------------------------------------
pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due the non-payment, performance or discharge of which would have a material adverse effect, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Company and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of an Adverse Claim against any of its properties.

     SECTION 4.03.  Negative Covenants of the Company.  The Company shall not,
                    ---------------------------------
without the written consent of CWC, the Deal Agent and the Collateral Agent:

     I. sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, or assign any right to receive income in respect of any Transferred Receivable or related Contract with respect thereto, or upon or with respect to the account in which any Collections of any Transferred Receivables are deposited;

     II. extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto, except in compliance with the Credit and Collection Policies;

     III. make any change in its instructions to Obligors regarding payments to be made to CWC or payments to be deposited to the account into which any Collections in respect of any Transferred Receivables are deposited;

     IV. merge with or into, consolidate with or into, convey, transfer, lease or, otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person (whether in one transaction or in a series of transactions), provided, however, that the
                                                 --------  -------
Company may, without the consent of the Deal Agent, invest not more than 25% of its Net Worth to acquire all or substantially all of the assets or capital stock or other ownership interest of another Person;

     V. make statements or disclosures or prepare any financial statements which shall account for the transactions contemplated by this Agreement in any manner other than as a sale or contribution of the Transferred Receivables to CWC, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a sale or absolute assignment of the Transferred Receivables;

     VI. amend, supplement or otherwise modify its certificate of incorporation or bylaws (or permit any of the foregoing);

     VII. (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights under this Agreement or the Basic Documents that are material to the rights, benefits or obligations of CWC or VFCC (however, nothing herein shall be construed to constitute a guarantee of collectability by the Company); (ii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Transferred Receivables; or (iii) fail to pay any tax, assessment, charge, fee or other obligation of the Company with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the first priority perfected interest of CWC in the Transferred Receivables or the Company's right, title or interest in the Transferred Receivables;

     VIII.  neither the Company nor any Commonly Controlled Entity will:

               A. terminate any Plan so as to incur any material liability to the PBGC;

               B. knowingly participate in any "prohibited transaction" (as defined in ERISA) involving any Plan or Multiemployer Plan or any trust created thereunder which would subject any of them to a material tax or penalty on prohibited transactions imposed under
            Section 4975 of the Code or ERISA;

               C. fail to pay to any Plan or Multiemployer Plan any contribution which it is obligated to pay under the terms of such Plan or Multiemployer Plan, if such failure would cause such plan to have any material Accumulated Funding Deficiency, whether or not waived; or

               D. allow or suffer to exist any occurrence of a Reportable Event, or any other event or condition, which presents a material risk of termination by the PBGC on any Plan or Multiemployer Plan, to the extent that the occurrence or nonoccurrence of such Reportable Event or other event or condition is within the control of it or any Commonly Controlled Entity;

     IX. make any material change to the Credit and Collection Policies without the prior written consent of Deal Agent; or

     X. take or permit (other than with respect to actions taken or to be taken solely by a government or governmental authority) to be taken any action which would have the effect directly or indirectly of subjecting interest on any of the Advances or the Commercial Paper to withholding taxation in the hands of, respectively, CWC, VFCC or holders of the Commercial Paper generally who are residents of the United States, and will perform all of its obligations under this Agreement and the Basic Documents to prevent or cure any default by the Company which would have the effect, directly or indirectly, of subjecting interest on any of the Advances or the Commercial Paper to withholding taxation.

     SECTION 4.04.  Breach of Representations, Warranties or Covenants.  Upon
                    --------------------------------------------------
discovery by the Company, CWC, the Deal Agent, VFCC, the Collateral Agent or any assignee of either of CWC's rights hereunder, of a breach of any of the representations, warranties or covenants described in Section 4.01, 4.02 or 4.03 hereof which is reasonably likely to have a material adverse effect on the value of a Transferred Receivable or the interests of CWC, VFCC or the Collateral Agent therein, the party discovering such breach shall give prompt written notice to the other parties. Thereafter, if requested by notice from CWC or any assignee of CWC, the Company shall, on the next succeeding Business Day, either
(i) repurchase such Transferred Receivable from CWC in consideration of cash or additional Eligible Receivables at a price equal to the Sale Price therefor plus accrued and unpaid interest thereon, less principal payments actually received prior to the date of such purchase, (ii) transfer ownership of a new Eligible Receivable or new Eligible Receivables on such Business Day in an amount equal to the face amount of such Transferred Receivable; or (iii) make a capital contribution of the Rejected Amount in cash to CWC, by remitting the amount of such capital contribution to the Collection Account in accordance with the terms of the Funding Agreement, in each case in an amount equal to the Contract Principal Balance of such Transferred Receivable.

                                   ARTICLE V

                                INDEMNIFICATION

     SECTION 5.01.  Indemnification.  (a) Without limiting any other rights that
                    ---------------
CWC, VFCC, the Collateral Agent or any of their shareholders, officers or agents, or any assignee of CWC's rights hereunder or such assignee's shareholders, officers, employees or agents (each, an "Indemnified Party") may
                                                       -----------------
have hereunder or under applicable law, the Company hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against
 -------------------
an Indemnified Party in any way arising out of or resulting from this Agreement or the other Basic Documents or the use by the Company of proceeds of any purchase or assignment hereunder or in respect of any Transferred Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting solely from gross negligence, acts of bad faith or willful misconduct on the part of such Indemnified Party or (b) recourse for uncollectible or uncollected Transferred Receivables. Without limiting or being limited by the foregoing, the Company shall pay on demand to each Indemnified Party any and all Indemnified Amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

               (i) reliance on any representation or warranty made or deemed made by the Company (or any of its officers) under or in connection with this Agreement or the other Basic Documents, any report or any other information delivered by the Company pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

               (ii) the failure by the Company to comply with any term, provision or covenant contained in this Agreement or the other Basic Documents, or any agreement executed in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract, or the nonconformity of any Transferred Receivable or the related Contract with any such applicable law, rule or regulation; or

               (iii) the failure to vest and maintain vested in CWC, or to transfer to CWC, legal and equitable title to and ownership of the Receivables which are, or are purported to be, Transferred Receivables, together with all Collections and Proceeds in respect thereof, free and clear of any Adverse Claim or Restrictions on Transferability (except as permitted hereunder) whether existing at the time of the proposed sale of such Receivable or at any time thereafter.

     SECTION 5.02.  Assignment of Indemnities.  The Company acknowledges that,
                    -------------------------
pursuant to the Funding Agreement, CWC may assign its rights of indemnity granted hereunder to VFCC, the Collateral Agent and the Lenders upon such assignment, VFCC, the Collateral Agent or the Lenders, as applicable, shall have all rights of CWC hereunder and may in turn assign such rights. The Company agrees that, upon such assignment, VFCC, the Collateral Agent or the Lenders or the assignee of either VFCC, the Collateral Agent or the Lenders, as applicable, may enforce directly, without joinder of CWC, the indemnities set forth in this
Article V.

                             ARTICLE VI [RESERVED]

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01.  Notices, Etc.  All notices and other communications provided
                    ------------
for hereunder shall, unless otherwise stated herein, be in writing (including facsimile, telex and express mail) and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

     SECTION 7.02.  No Waiver; Remedies.  No failure on the part of the Company
                    -------------------
or CWC or any assignee of CWC to exercise, and no delay in exercising, any right hereunder or under any Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

     SECTION 7.03.  Binding Effect; Assignability.  This Agreement shall be
                    -----------------------------
binding upon and inure to the benefit of the Company and CWC, and their respective successors and permitted assigns. Except as contemplated herein, none of the parties may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the other parties.
This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies pursuant to
                              --------
Section 4.04 with respect to any breach of any representation, warranty or covenants made by the Company pursuant to Sections 4.01, 4.02 and 4.03 and the indemnification and payment provisions of Article IV shall be continuing and shall survive any termination of this Agreement.

     SECTION 7.04.  No Proceedings.  The Company hereby agrees that it will not,
                    --------------
directly or indirectly, institute, or cause to be instituted, against CWC any proceeding of the type referred to in the definition of Event of Bankruptcy in the Funding Agreement until one year and one day shall have elapsed since the last day on which any Commercial Paper issued by VFCC under the Funding Agreement remains outstanding.

     SECTION 7.05.  Amendments; Consents and Waivers.  No modification,
                    --------------------------------
amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Company or CWC from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, and prior written consent is given by VFCC and the Collateral Agent. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances. This Agreement and the documents referred to herein embody the entire agreement of the Company and CWC with respect to the Transferred Receivables and supersede all prior agreements and understandings relating to the subject hereof.

     SECTION 7.06.  GOVERNING LAW; WAIVER OF JURY TRIAL.  (a) THIS AGREEMENT
                    -----------------------------------
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     (b) THE COMPANY AND CWC EACH HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     SECTION 7.07.  Execution in Counterparts; Severability.  This Agreement may
                    ---------------------------------------
be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in any jurisdiction, or of such provision or obligation in any jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 7.08.  Descriptive Headings.  The descriptive headings of the
                    --------------------
various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     SECTION 7.09.  No Setoff.  The Company's obligations under this Agreement
                    ---------
shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Company might have against CWC, VFCC, the Deal Agent, any Lender or any assignee, all of which rights are hereby waived by the Company.

     SECTION 7.10.  Further Assurances.  The Company agrees to do such further
                    ------------------
acts and things and to execute and deliver to CWC, VFCC, the Deal Agent, any Lender or any assignee such additional assignments, agreements, powers and instruments as such Person or any assignee may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto any such party its respective rights, powers and remedies hereunder.

     SECTION 7.11.  Confidentiality.  Except to the extent otherwise required by
                    ---------------
applicable law or as required to be filed publicly with the Securities and Exchange Commission or unless the Affected Party shall otherwise consent in writing, the Company and CWC agree to maintain the confidentiality of this Agreement (and all drafts of this agreement and documents ancillary to this Agreement) in its communications with third parties other than any Affected Party or any Indemnified Party and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft of this Agreement and documents ancillary to this Agreement) except to an Affected Party or an Indemnified Party.

     SECTION 7.12.  Assignment of Agreement.  The Company acknowledges that,
                    -----------------------
pursuant to the Funding Agreement, CWC may assign its rights granted hereunder, including any rights in the Collateral granted under Article II, to the Collateral Agent on behalf of the Secured Parties and upon such assignment, the Collateral Agent shall have all rights of CWC hereunder and may in turn assign such rights. The Company agrees that, upon such assignment, the Collateral Agent may enforce directly, without joinder of CWC the rights set forth in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Receivables Transfer Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                Telephone      (714) 753-6816
  CONSUMER PORTFOLIO SERVICES, INC.             Facsimile:     (714) 753-6816

  By:_________________________________          CPS WAREHOUSE CORP
      Name:
      Title:                                    By:_____________________________
                                                   Name:
  Address:    Consumer Portfolio Services          Title:
  Inc.

              2 Ada, Suite 100                  Address:  CPS Warehouse Corp,
              Irvine, CA 92618                            2 Ada, Suite 100
  Attention:  Chief Financial Officer                     Irvine, CA 92618

Attention:     James L. Stock
Telephone      (714) 753-6935
Facsimile:     (714) 450-3972

                                   EXHIBIT 1
                                   ---------

                              FORM OF ASSIGNMENT

          ASSIGNMENT, dated as of _______ between Consumer Portfolio Services, Inc. (the "Company") and CPS WAREHOUSE CORP. ("CWC").
           -------                              ---

          1.   We refer to the Receivables Transfer Agreement (the "Transfer
                                                               -------------
Agreement") dated as of November 24, 1997 between the Company and CWC. All
----------
provisions of such Transfer Agreement are incorporated herein by reference. All capitalized terms shall have the meanings set forth in the Transfer Agreement.

          2. The Company does hereby sell, or contribute to CWC, without recourse, as of ________________ (the "Cutoff Date"), except with respect to its
                                      -------------
obligations pursuant to Section 4.04 of the Transfer Agreement, all of the Company's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Company now has or hereafter acquires an interest and wherever the same may be located (collectively, the "Conveyed Property"):
-------------------

          (a) all Transferred Receivables listed on the attached Request Notice and related Contracts and Collections received on or after the Cutoff Date (collectively, the "Conveyed Receivables") and the Company's right of
                    --------------------
foreclosure as lienholder of the vehicles underlying the Conveyed Receivables;

          (b) to the extent arising from or relating to the Conveyed Receivables, all of the following (the "Company Account Property"):
                                       --------------------------

               (i) all funds held in each Lockbox Account and the Lockboxes and all certificates and instruments, if any, from time to time representing or evidencing each Lockbox Account, the Lockboxes or such funds,

               (ii) all Investments from time to time of amounts in each Lockbox Account, and all certificates and instruments, if any, from time to time representing or evidencing such Investments,

               (iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by CWC or any assignee or agent on behalf of each Lender in substitution for or in addition to any of the then existing Company Account Property, and

               (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Company Account Property;

          (d) To the extent arising from or relating to the Conveyed Receivables, all additional property that may from time to time be acquired by CWC or by anyone on its behalf under the Transfer Agreement on or after the Cutoff Date, including the deposit with CWC, the Deal Agent or the Collateral Agent of additional moneys by the Company; and

          (e) All Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Company Property (including Proceeds that constitute property of the types described in sections (a) through (d) above) and, to the extent not otherwise included, all payments under insurance (whether or not CWC or any assignee or agent on behalf of CWC is the loss payee thereof or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Company Property which are received on or after the Cutoff Date.

                                      1-1

          3. Each Sale and/or contribution made from the Company under the Transfer Agreement shall be endorsed by CWC on the grid attached hereto which is a part of this Certificate of Assignment, and such endorsement shall evidence the ownership of the Transferred Receivables resulting from such Sale and/or contribution thereof.

          4. THIS CERTIFICATE OF ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


CPS WAREHOUSE CORP.                            CONSUMER PORTFOLIO SERVICES, INC.

By:____________________________                By:______________________________
   Name:                                          Name:
   Title:                                         Title:


                            [ATTACH REQUEST NOTICE]

                                      1-2

                                   EXHIBIT 2
                                   ---------

                       FORM OF COMPANY'S REPRESENTATIONS
                 AND WARRANTIES REGARDING THE PURCHASED ASSETS

     The Seller makes the following representations and warranties as to the Receivables to the Note Insurer, the Issuer and to the Trustee on which the Issuer relies in acquiring the Receivables and on which the Note Insurer relies in issuing the Note Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the related Subsequent Transfer Date, in case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

     (i) Characteristics of Receivables. (A) Each Receivable (1) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto and has been purchased by CPS (or, with respect to the Samco Receivables, Samco) in connection with the sale of Financed Vehicles by the Dealers, (2) has created a valid, subsisting, and enforceable first priority perfected security interest in favor of CPS (or, with respect to the Samco Receivables, Samco) in the Financed Vehicle, which security interest has been assigned by CPS (or, with respect to the Samco Receivables, Samco) to the Seller, which in turn has assigned such security interest to the Trustee, (3) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security, (4) provides for level monthly payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be different from the level payment) and yield interest at the Annual Percentage Rate, (5) has an Annual Percentage Rate of not less than ____%, (6) that is a Rule of 78's Receivable provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate, (7) is a Rule of 78's Receivable or a Simple Interest Receivable, and (8) was originated by a Dealer and was sold by the Dealer without any fraud or misrepresentation on the part of such Dealer.

     (B) Approximately ____% of the aggregate Principal Balance of the Receivables, constituting ____% of the number of contracts, as of the Cutoff Date, represents financing of used automobiles, light trucks, vans or minivans; the remainder of the Receivables represent financing of new automobiles, light trucks, vans or minivans; approximately ____% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated in the State of California; approximately ____% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS alpha program; approximately ____% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS delta program; approximately ____% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS first time buyer program; approximately ____% of the aggregate Principal Balance of the Receivables were originated under the CPS standard program; the remaining ____% of the aggregate Principal Balance of the Receivables as of the Cutoff Date were acquired by CPS from unaffiliated parties; approximately ____% of the aggregate Principal Balance of the Receivables are Samco Receivables; no Receivable shall have a payment that is more than 30 days overdue as of the Cutoff Date; ____% of the aggregate Principal Balance of the Receivables are Rule of 78's Receivables and ____% of the aggregate Principal Balance of the Receivables are Simple Interest Receivables; each Receivable shall have a final scheduled payment due no later than ____________, ____; each Receivable has an original term to maturity of not more than ___ months and a weighted average original term to maturity of ___ months and a remaining term to maturity of not more than ___ months and a weighted average remaining term to maturity of ___ months; and each Receivable was originated on or before the Cutoff Date.

     (ii) Schedule of Receivables. The information with respect to the Receivables set forth in Schedule A to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date, and no selection procedures adverse to the Noteholders have been utilized in selecting the Receivables.

                                      2-1

     (iii) Compliance with Law. Each Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts complied at the time the related Receivable was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable Federal, State, and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, the California Automobile Sales Finance Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

     (iv) No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

     (v) Security Interest in Financed Vehicle. Immediately subsequent to the sale, assignment and transfer thereof to the Trust, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party, and such security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens which may arise after the Closing Date).

     (vi) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

     (vii)  No Waiver.  No provision of a Receivable has been waived.

     (viii) No Amendments. No Receivable has been amended, except as such Receivable may have been amended to grant extensions which shall not have numbered more than (a) one extension of one calendar month in any calendar year or (b) three such extensions in the aggregate.

     (ix) No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim, or defense.

     (x) No Liens. As of the Cutoff Date there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

     (xi) No Default; Repossession. Except for payment delinquencies continuing for a period of not more than thirty days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller shall not waive and has not waived any of the foregoing; and no Financed Vehicle shall have been repossessed as of the Cutoff Date.

     (xii) Insurance; Other. (A) Each Obligor has obtained insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, and each Receivable requires the Obligor to obtain and maintain such insurance naming CPS (or, with respect to the Samco Receivables, Samco) and its successors and assigns as an additional insured, (B) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming CPS (or with respect to the Samco Receivables, Samco) as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Receivable that finances the cost of an extended service

                                      2-2
contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

     (xiii) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to such Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof, the Trust for the benefit of the Noteholders and the Note Insurer shall have good and marketable title to each such Receivable and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, and the transfer has been perfected under the UCC.

     (xiv) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

     (xv) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trust a first priority perfected ownership interest in the Receivables and the proceeds thereof and the other Conveyed Property have been made, taken or performed.

     (xvi) Receivable File; One Original. CPS has delivered to the Trustee a complete Receivable File with respect to each Receivable. There is only one original executed copy of each Receivable.

     (xvii) Chattel Paper. Each Receivable constitutes "chattel paper" under the UCC.

     (xviii) Title Documents. (A) If the Receivable was originated in a State in which notation of a security interest on the title document of the related Financed Vehicle is required or permitted to perfect such security interest, the title document of the related Financed Vehicle for such Receivable shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document (or, with respect to Receivables originated in the State of Michigan, all other evidence of ownership with respect to such Financed Vehicle) will be received within 180 days and will show, CPS (or, with respect to the Samco Receivables, Samco) named as the original secured party under the related Receivable as the holder of a first priority security interest in such Financed Vehicle, and (B) if the Receivable was originated in a State in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show CPS (or, with respect to the Samco Receivables, Samco) named as the original secured party under the related Receivable, and in either case, the Trust has the same rights as such secured party has or would have (if such secured party were still the owner of the Receivable) against all parties claiming an interest in such Financed Vehicle. With respect to each Receivable for which the title document of the related Financed Vehicle has not yet been returned from the Registrar of Titles, CPS has received written evidence from the related Dealer that such title document showing CPS (or, with respect to the Samco Receivables, Samco) as first lienholder has been applied for.

     (xix) Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

     (xx) Tax Liens. As of the Cutoff Date, there is no lien against the related Financed Vehicle for delinquent taxes.

                                      2-3

     (xxi) Characteristics of Obligors. As of the date of each Obligor's application for the loan from which the related Receivable arises, such Obligor
(a) did not have any material past due credit obligations or any personal or real property repossessed or wages garnished within one year prior to the date of such application, unless such amounts have been repaid or discharged through bankruptcy, (b) was not the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding pending on the date of application that is not discharged, (c) had not been the subject of more than one Federal, State or other bankruptcy, insolvency or similar proceeding, and (d) was domiciled in the United States.

     (xxii) Origination Date. Each Receivable has an origination date on or after April 10, 1995.

     (xxiii) Maturity of Receivables. Each Receivable has an original term to maturity of not less than [ ] months and not more than 60 months; the weighted average original term to maturity of the Receivables is 57 months as of the Cutoff Date; the remaining term to maturity of each Receivable was 60 months or less as of the Cutoff Date; the weighted average remaining term to maturity of the Receivables was 56 months as of the Cutoff Date.

     (xxiv) Scheduled Payments. Each Receivable had an original principal balance of not less than $_____ nor more than $________ had an outstanding principal balance as of the Cutoff Date of not less than $_____ nor more than $________ and has a first Scheduled Payment due on or prior to __________,
_____.

     (xxv) Origination of Receivables. Based on the billing address of the Obligors and the Principal Balances as of the Cutoff Date, approximately ____% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in California, approximately ____% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in Louisiana, approximately ____% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in Texas, approximately ____% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in Pennsylvania and the remaining ____% of the aggregate Principal Balance of the Receivables represents Receivables that were originated in other States.

     (xxvi) Post-Office Box. On or prior to the next billing period after the Cutoff Date, CPS will notify each Obligor to make payments with respect to its respective Receivables after the Cutoff Date directly to the Post-Office Box, and will provide each Obligor with a monthly statement in order to enable such Obligors to make payments directly to the Post-Office Box.

     (xxvii) Location of Receivable Files. A complete Receivable File with respect to each Receivable has been or prior to the Closing Date will be delivered to the Trustee at the location listed in Schedule B.

     (xxviii) Casualty.  No Financed Vehicle has suffered a Casualty.

     (xxix) Principal Balance/Number of Contracts. As of the Cutoff Date, the total aggregate principal balance of the Receivables was $____________. The Receivables are evidenced by ______ Contracts.

     (xxx) Full Amount Advanced. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to the Receivable does not have any option under the Receivable to borrow from any person additional funds secured by the Financed Vehicle.

                                      2-4

                                   EXHIBIT 3
                                   ---------

                   FORM OF ASSIGNMENT OF INSURANCE INTERESTS

Consumer Portfolio Services, Inc. ("Assignor") hereby absolutely and irrevocably
                                    --------
assigns to First Union National Bank. ("FUNB") all of Assignor's right, title
                                        ----
and interest in, under, and with respect to all insurance and service contracts which provide any of the following coverages with respect to installment contracts which Assignor has pledged to FUNB and FUNB continues to have a security interest in:

1.   credit life, credit disability, or credit accident and health;

2.   casualty, damage, theft, loss or liability;

3.   involuntary unemployment;

4.   mechanical breakdown, warranty, maintenance, or servicing;

5. lender protection, vendor/lender single interest, skip, repossessed vehicle casualty (including damage, theft, and loss), confiscation, nonfiling, or failure of lien perfection; or

6.   any other coverage assigned in writing by Assignor to FUNB.

Without limiting the rights included in this assignment, this assignment entitles FUNB to claim and collect all benefits, refunds, and other amounts with respect to all coverages that Assignor would be entitled to claim and collect, and to make such claims and collections in its name or Assignor's name.
Assignor hereby authorizes FUNB to sign Assignor's name on all such claims and collections FUNB makes, and to endorse Assignor's name on all such payments it receives. Assignor hereby instructs and authorizes all providers of the foregoing coverage to rely on this Assignment and any statement or instruction in writing by FUNB with respect to the operation and effect of this Assignment and the installment contracts covered by it. Assignor hereby agrees that the providers of the coverages who so rely shall have no liability to Assignor for complying with this Assignment and such statements and instructions by FUNB.

Dated:  November ___, 1997          CONSUMER PORTFOLIO SERVICES, INC. [SEAL]


                                    By:__________________________________
                                       Name:
                                       Title:

                                      2-1